Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

April 30, 2014

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Vice President, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

NiSource Reports First Quarter 2014 Earnings

•	Results in line with 2014 earnings guidance

•	Solid execution of growth, modernization and regulatory initiatives

•	Expanding inventory of pipeline and midstream projects

•	Record $2.2 billion capital investment program on track

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $258.4 million, or $0.82 per share, for the three months ended March 31, 2014, compared with $215.3 million, or $0.69 per share, for the same period in 2013. Operating earnings for the first quarter (non-GAAP) were $509.1 million compared to $427.9 million in the year-ago period.

On a GAAP basis, NiSource reported income from continuing operations of $266.4 million, or $0.85 per share, for the three months ended March 31, 2014, compared with $216.0 million, or $0.69 per share in the same period in 2013. Operating income was $533.7 million for the first quarter of 2014, compared with $428.9 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.

“Our Team delivered another quarter of solid performance and steady execution on NiSource’s expansive, infrastructure-focused investment strategy,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. “Our utilities advanced key regulatory, legislative and long-term system enhancement programs, while our pipeline, storage and midstream business originated and executed on a robust inventory of growth and modernization projects. This continued focus on execution places us in a solid position to deliver net operating earnings in line with our guidance range of $1.61 to $1.71 per share for the year (non-GAAP)."

Columbia Pipeline Group continues execution on a growing number of infrastructure investments

NiSource's Columbia Pipeline Group (CPG) continues to make steady progress on its long-term infrastructure modernization programs, as well as its expanding inventory of midstream and core growth initiatives tied to the company’s strong asset position in the Utica and Marcellus Shale production regions. CPG is on track to invest more than $800 million in 2014. Key year-to-date execution highlights for CPG include:

•
Columbia Gas Transmission (Columbia Transmission) is on track with the second year of its long-term system modernization program. Under the program, CPG will invest approximately $300 million annually in improvements to system reliability, safety and flexibility. A settlement with the company's customers addresses the initial five years of an expected 10-15 year program that exceeds $4 billion in investment.

•
NiSource Midstream executed a binding agreement for the approximately $120 million Washington County Gathering project. The project, anchored by a long-term agreement with a subsidiary of Range Resources Corporation, will consist of gathering pipelines and compression facilities to transport well-head production into a nearby Columbia Transmission pipeline. Construction is anticipated to begin in late 2014, with an in-service date during the second half of 2015.

•	Millennium Pipeline completed a new $40 million compressor facility in Delaware County, N.Y., which went into service in March. NiSource owns a 47.5 percent interest in Millennium.

•
CPG also remains on track with the execution of significant new supply- and market-driven growth projects, including the previously announced Warren County, West Side Expansion, Giles County and Line 1570 projects. These projects, which will provide total additional pipeline capacity of approximately 900 million cubic feet per day, are scheduled to be in service by the end of 2014. The approximately $275 million East Side project remains on budget and on schedule for completion in the third quarter of 2015.

•
CPG continued advanced discussions with customers following the positive open season results for its Rayne XPress and Leach XPress projects. Together these projects are expected to provide additional transportation capacity of about 1.5 billion cubic feet per day, offering enhanced market access for Marcellus and Utica production via the Columbia Transmission and Columbia Gulf Transmission systems.

•
Most recently, CPG completed a successful non-binding open season for its WB XPress project, which would involve the transportation of more than 1 billion cubic feet of Marcellus Shale production. Additional details on this project will be provided later this year.

“With an expanding mix of new and ongoing projects, as well as the systematic modernization of our core system, the CPG Team is strengthening the services we provide to our customers, assuring the continued reliability of our system and establishing the much-needed infrastructure for the ongoing development of shale energy supplies,” Skaggs said.

NIPSCO advances key environmental, system reliability and modernization investments

NiSource’s Indiana natural gas and electric business, Northern Indiana Public Service Co. (NIPSCO), remained on track with a broad agenda of system modernization, reliability and environmental improvements. Key NIPSCO execution highlights include:

•	Two remaining flue gas desulfurization (FGD) projects at NIPSCO’s coal-fired electric generating facilities remain on schedule and on budget. With projected completion dates of year-end 2014 and year-end 2015, the FGD investments are part of more than $850 million in environmental investments, including water quality and emission-control projects, recently completed and planned at NIPSCO’s electric generating facilities.

•
NIPSCO also has initiated the first year of investments under the company’s electric system modernization program, approved in February by the Indiana Utility Regulatory Commission (IURC). The $1.1 billion, seven-year program provides for the replacement and upgrade of underground circuits, transformers and poles, helping increase system reliability and deliver economic development benefits to the region. NIPSCO also has filed a complementary seven-year, $700 million natural gas modernization program, with a decision from the IURC expected as early as today.

•
Progress also continued on two major NIPSCO electric transmission projects designed to enhance system flexibility and reliability. The Reynolds-Topeka project, a 100-mile, 345-kilovolt line, remains on schedule with right-of-way acquisition in process. The Greentown-Reynolds project, a roughly 70-mile, 765-kilovolt line, is a joint project with Pioneer Transmission. Public outreach on the Greentown-Reynolds line continues, with the anticipated route selection, and subsequent right-of-way acquisition, beginning later this year. The projects involve an investment of approximately $500 million for NIPSCO and are anticipated to be in service by the end of 2018.

“With more than $6 billion in investments planned over the next decade, NIPSCO’s infrastructure investment programs, as well as the company’s continued focus on customer service and economic development, are on track to provide significant benefits to customers and communities across our northern Indiana service territory,” Skaggs said.

Gas distribution system modernization, regulatory and customer programs on track

The NiSource Gas Distribution (NGD) companies continue to execute against a long-term, inventory of more than $10 billion in infrastructure replacement and enhancement opportunities, paired with the development of complementary customer programs and regulatory initiatives. Year-to-date NGD execution highlights include:

•
Following a record year of successfully implementing almost $800 million in gas distribution system replacement and modernization investments, NiSource’s gas utilities are on track to invest approximately $815 million in system modernization and other capital investments during 2014.

•
On April 23, the Public Utilities Commission of Ohio approved Columbia Gas of Ohio's (COH) annual infrastructure replacement and demand-side management rider. The rider provides for recovery of COH's well-established pipeline replacement program and customer energy efficiency program investments.

•
On March 21, Columbia Gas of Pennsylvania (CPA) filed a rate case with the Pennsylvania Public Utility Commission to support continuation of CPA’s ongoing infrastructure modernization program. If approved as filed, the case would increase annual revenues by approximately $54 million. A decision is expected later this year.

•
On February 28, the Massachusetts Department of Public Utilities issued an order on the Columbia Gas of Massachusetts base rate case. The order provides for an annual revenue increase of approximately $19 million, and supports the company's current infrastructure modernization and replacement plans.

“Our gas distribution companies continue to steadily execute on a well-established agenda of long-term investments in system reliability, while introducing an array of programs designed to help our customers manage energy use,” Skaggs said.

Affirming 2014 earnings guidance, capital investments, financial commitments

In addition to affirming NiSource’s full-year earnings outlook of $1.61 to $1.71 per share (non-GAAP), Skaggs noted that the company is on track to execute on a record capital investment program of approximately $2.2 billion during 2014.

The company also continues to solidify its commitment to stable, investment grade credit ratings as Moody’s upgraded NiSource’s rating to Baa2 and Standard & Poor’s reaffirmed NiSource’s BBB- /stable rating during the first quarter. Fitch Ratings reaffirmed its rating in late 2013.

There will likely be differences between net operating earnings and GAAP earnings, but due to the unpredictability of weather and other factors, NiSource is continuing its practice of not providing GAAP earnings guidance.

First Quarter 2014 Operating Earnings - Segment Results (non-GAAP)
NiSource's consolidated operating earnings (non-GAAP) for the three months ended March 31, 2014, were $509.1 million, compared to $427.9 million for the same period in 2013. Refer to Schedule 2 for the items included in 2014 and 2013 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource's business segments for the three months ended March 31, 2014, are discussed below.

Columbia Pipeline Group Operations reported operating earnings of $158.9 million for the three months ended March 31, 2014, compared with operating earnings of $133.3 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $19.7 million primarily due to higher demand and commodity margin revenue as a result of growth projects and increased mineral rights royalty revenue.

Operating expenses, excluding the impact of trackers, decreased by $3.2 million primarily due to gains on conveyance of mineral interests, which was partially offset by an increase in employee and administrative costs, higher depreciation, and increased property taxes.
Equity earnings increased by $2.7 million primarily from increased earnings at Millennium Pipeline.

Electric Operations reported operating earnings of $74.2 million for the three months ended March 31, 2014, compared with operating earnings of $64.9 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $18.0 million primarily due to an increase in off-system sales, higher environmental investment cost recovery and increased industrial margins. These increases were partially offset by a decrease in transmission upgrade revenue and lower residential and commercial margins.

Operating expenses, excluding the impact of trackers, increased by $8.7 million due primarily to increased employee and administrative costs.

Gas Distribution Operations reported operating earnings of $280.1 million for the three months ended March 31, 2014, compared with operating earnings of $233.3 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $54.1 million primarily attributable to increases in regulatory and service programs, including the impact of the rate settlement at Columbia Gas of Pennsylvania and the implementation of new rates under

Columbia Gas of Ohio's approved infrastructure replacement program, higher residential and commercial usage, and an increase in off-system sales.

Operating expenses, excluding the impact of trackers, increased by $7.3 million due primarily to increased employee and administrative costs, higher depreciation due to an increase in capital expenditures and increased other taxes. These increases were partially offset by a decrease in outside service costs.

Corporate and Other Operations reported an operating earnings loss of $4.1 million for the three months ended March 31, 2014, compared to an operating earnings loss of $3.6 million for the comparable prior period.

Other Items
Interest expense increased by $10.5 million due to issuances of long-term debt in April and October 2013. These increases were partially offset by the maturity of long-term debt in March 2013.

Other, net reflected income of $4.5 million compared to income of $4.1 million in 2013.

The effective tax rate of net operating earnings was 36.1 percent compared to 35.4 percent for the same period last year.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource's assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counterparty credit risk and the matters set forth in the "Risk Factors" Section in NiSource's most recent Form 10-K and subsequent reports on Form 10-Q, many of which are risks beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2014	2013
Net Revenues
Gas Distribution	$1,193.3	$891.5
Gas Transportation and Storage	578.5	468.5
Electric	445.3	377.1
Other	77.0	44.2
Gross Revenues	2,294.1	1,781.3
Cost of Sales (excluding depreciation and amortization)	1,061.3	675.9
Total Net Revenues	1,232.8	1,105.4
Operating Expenses
Operation and maintenance	376.9	363.3
Operation and maintenance - trackers	124.3	91.1
Depreciation and amortization	148.7	140.0
Depreciation and amortization - trackers	—	3.5
Gain on sale of assets	(17.5)	—
Other taxes	70.6	62.2
Other taxes - trackers	30.5	24.5
Total Operating Expenses	733.5	684.6
Equity Earnings in Unconsolidated Affiliates	9.8	7.1
Operating Earnings	509.1	427.9
Other Income (Deductions)
Interest expense, net	(109.1)	(98.6)
Other, net	4.5	4.1
Total Other Deductions	(104.6)	(94.5)
Operating Earnings From Continuing Operations
Before Income Taxes	404.5	333.4
Income Taxes	146.1	118.1
Net Operating Earnings from Continuing Operations	258.4	215.3
GAAP Adjustment	8.0	0.7
GAAP Income from Continuing Operations	$266.4	$216.0
Basic Net Operating Earnings Per Share from Continuing Operations	$0.82	$0.69
GAAP Basic Earnings Per Share from Continuing Operations	$0.85	$0.69
Basic Average Common Shares Outstanding	314.2	311.1

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Gas Distribution Operations
(in millions)	2014	2013
Net Revenues
Sales revenues	$1,543.9	$1,144.3
Less: Cost of gas sold	923.0	593.8
Net Revenues	620.9	550.5
Operating Expenses
Operation and maintenance	181.4	181.3
Operation and maintenance - trackers	47.4	37.1
Depreciation and amortization	52.2	48.5
Other taxes	29.3	25.8
Other taxes - trackers	30.5	24.5
Total Operating Expenses	340.8	317.2
Operating Earnings	$280.1	$233.3
GAAP Adjustment	21.7	0.8
GAAP Operating Income	$301.8	$234.1

	Three Months Ended March 31,
Columbia Pipeline Group Operations
(in millions)	2014	2013
Net Revenues
Transportation revenues	$222.3	$210.9
Storage revenues	50.0	50.5
Other revenues	73.3	40.0
Total Operating Revenues	345.6	301.4
Less: Cost of Sales	0.1	0.1
Net Revenues	345.5	301.3
Operating Expenses
Operation and maintenance	94.7	86.1
Operation and maintenance - trackers	71.0	46.5
Depreciation and amortization	29.7	25.7
Gain on sale of assets	(17.5)	—
Other taxes	18.5	16.8
Total Operating Expenses	196.4	175.1
Equity Earnings in Unconsolidated Affiliates	9.8	7.1
Operating Earnings	$158.9	$133.3
GAAP Adjustment	—	0.2
GAAP Operating Income	$158.9	$133.5

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Electric Operations
(in millions)	2014	2013
Net Revenues
Sales revenues	$445.7	$377.4
Less: Cost of sales	180.4	125.0
Net Revenues	265.3	252.4
Operating Expenses
Operation and maintenance	106.6	100.4
Operation and maintenance - trackers	5.9	7.5
Depreciation and amortization	60.4	59.7
Depreciation and amortization - trackers	—	3.5
Other taxes	18.2	16.4
Total Operating Expenses	191.1	187.5
Operating Earnings	$74.2	$64.9
GAAP Adjustment	4.7	0.3
GAAP Operating Income	$78.9	$65.2

	Three Months Ended March 31,
Corporate and Other Operations
(in millions)	2014	2013
Operating Earnings (Loss)	$(4.1)	$(3.6)
GAAP Adjustment	(1.8)	(0.3)
GAAP Operating Income (Loss)	$(5.9)	$(3.9)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Gas Distribution Operations	2014	2013
Sales and Transportation (MMDth)
Residential	156.5	132.0
Commercial	90.1	75.3
Industrial	136.8	133.3
Off System	14.3	21.7
Other	0.2	0.2
Total	397.9	362.5
Weather Adjustment	(36.1)	(1.0)
Sales and Transportation Volumes - Excluding Weather	361.8	361.5

Heating Degree Days	3,437	2,919
Normal Heating Degree Days	2,892	2,892
% Colder than Normal	19%	1%
Customers
Residential	3,094,353	3,072,919
Commercial	283,000	281,933
Industrial	7,570	7,553
Other	20	23
Total	3,384,943	3,362,428

	Three Months Ended March 31,

Columbia Pipeline Group Operations	2014	2013
Throughput (MMDth)
Columbia Transmission	459.5	435.8
Columbia Gulf	184.9	190.2
Crossroads Pipeline	5.7	5.0
Intrasegment eliminations	(61.6)	(93.9)
Total	588.5	537.1

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Electric Operations	2014	2013
Sales (Gigawatt Hours)
Residential	896.2	864.1
Commercial	935.5	921.2
Industrial	2,607.1	2,319.6
Wholesale	311.8	61.3
Other	33.4	33.2
Total	4,784.0	4,199.4
Weather Adjustment	(70.0)	(3.4)
Sales Volumes - Excluding Weather impacts	4,714.0	4,196.0

Electric Customers
Residential	402,676	401,559
Commercial	54,378	54,084
Industrial	2,370	2,373
Wholesale	724	725
Other	5	6
Total	460,153	458,747

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended March 31,

(in millions, except per share amounts)	2014	2013
Net Operating Earnings from Continuing Operations (Non-GAAP)	$258.4	$215.3
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	26.4	1.1
Operating Expenses:
Loss on sale of assets and asset impairments	(1.8)	(0.1)
Total items excluded from operating earnings	24.6	1.0
Tax effect of above items	(9.6)	(0.3)
Income taxes - Indiana rate change	(7.0)	—
Total items excluded from net operating earnings	8.0	0.7
Reported Income from Continuing Operations - GAAP	$266.4	$216.0
Basic Average Common Shares Outstanding	314.2	311.1
Basic Net Operating Earnings Per Share from Continuing Operations	$0.82	$0.69
Items excluded from net operating earnings (after-tax)	0.03	—
GAAP Basic Earnings Per Share from Continuing Operations	$0.85	$0.69

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended March 31,

2014 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$280.1	$158.9	$74.2	$(4.1)	$509.1
Net Revenues:
Weather - compared to normal	21.7	—	4.7	—	26.4
Total Impact - Net Revenues	21.7	—	4.7	—	26.4
Operating Expenses:
Loss on sale of assets and asset impairments	—	—	—	(1.8)	(1.8)
Total Impact - Operating Expenses	—	—	—	(1.8)	(1.8)
Total Impact - Operating Income (Loss)	$21.7	$—	$4.7	$(1.8)	$24.6
Operating Income (Loss) - GAAP	$301.8	$158.9	$78.9	$(5.9)	$533.7

2013 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$233.3	$133.3	$64.9	$(3.6)	$427.9
Net Revenues:
Weather - compared to normal	0.8	—	0.3	—	1.1
Total Impact - Net Revenues	0.8	—	0.3	—	1.1
Operating Expenses:
Gain (Loss) on sale of assets and asset impairments	—	0.2	—	(0.3)	(0.1)
Total Impact - Operating Expenses	—	0.2	—	(0.3)	(0.1)
Total Impact - Operating Income (Loss)	$0.8	$0.2	$0.3	$(0.3)	$1.0
Operating Income (Loss) - GAAP	$234.1	$133.5	$65.2	$(3.9)	$428.9

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2014	2013
Net Revenues
Gas Distribution	$1,215.0	$892.2
Gas Transportation and Storage	578.5	468.5
Electric	450.0	377.3
Other	77.0	44.2
Gross Revenues	2,320.5	1,782.2
Cost of Sales (excluding depreciation and amortization)	1,061.3	676.0
Total Net Revenues	1,259.2	1,106.2
Operating Expenses
Operation and maintenance	501.2	454.3
Depreciation and amortization	148.7	143.6
Gain on sale of assets, net	(15.7)	(0.2)
Other taxes	101.1	86.7
Total Operating Expenses	735.3	684.4
Equity Earnings in Unconsolidated Affiliates	9.8	7.1
Operating Income	533.7	428.9
Other Income (Deductions)
Interest expense, net	(109.1)	(98.6)
Other, net	4.5	4.1
Total Other Deductions	(104.6)	(94.5)
Income from Continuing Operations before Income Taxes	429.1	334.4
Income Taxes	162.7	118.4
Income from Continuing Operations	266.4	216.0
(Loss) Income from Discontinued Operations - net of taxes	(0.2)	8.1
Gain on Disposition of Discontinued Operations - net of taxes	—	36.4
Net Income	$266.2	$260.5
Basic Earnings Per Share
Continuing operations	$0.85	$0.69
Discontinued operations	—	0.15
Basic Earnings Per Share	$0.85	$0.84
Diluted Earnings Per Share
Continuing operations	$0.85	$0.69
Discontinued operations	—	0.14
Diluted Earnings Per Share	$0.85	$0.83
Dividends Declared Per Common Share	$0.50	$0.48
Basic Average Common Shares Outstanding	314.2	311.1
Diluted Average Common Shares	315.1	312.1

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	March 31, 2014	December 31, 2013
ASSETS
Property, Plant and Equipment
Utility plant	$23,695.7	$23,303.7
Accumulated depreciation and amortization	(9,358.6)	(9,256.5)
Net utility plant	14,337.1	14,047.2
Other property, at cost, less accumulated depreciation	320.6	317.9
Net Property, Plant and Equipment	14,657.7	14,365.1
Investments and Other Assets
Unconsolidated affiliates	407.1	373.7
Other investments	203.1	204.0
Total Investments and Other Assets	610.2	577.7
Current Assets
Cash and cash equivalents	38.0	26.8
Restricted cash	10.9	8.0
Accounts receivable (less reserve of $34.6 and $23.5, respectively)	1,271.2	1,005.8
Income tax receivable	4.1	5.1
Gas inventory	97.9	354.6
Underrecovered gas and fuel costs	114.3	46.4
Materials and supplies, at average cost	104.8	101.2
Electric production fuel, at average cost	22.9	44.6
Price risk management assets	14.4	22.7
Exchange gas receivable	161.4	70.6
Regulatory assets	159.1	142.8
Prepayments and other	321.1	330.6
Total Current Assets	2,320.1	2,159.2
Other Assets
Regulatory assets	1,494.9	1,522.2
Goodwill	3,666.2	3,666.2
Intangible assets	272.9	275.7
Deferred charges and other	85.3	87.8
Total Other Assets	5,519.3	5,551.9
Total Assets	$23,107.3	$22,653.9

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	March 31, 2014	December 31, 2013
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 314,800,122 and 313,675,911 shares outstanding, respectively	$3.2	$3.2
Additional paid-in capital	4,715.6	4,690.1
Retained earnings	1,394.4	1,285.5
Accumulated other comprehensive loss	(42.5)	(43.6)
Treasury stock	(58.6)	(48.6)
Total Common Stockholders’ Equity	6,012.1	5,886.6
Long-term debt, excluding amounts due within one year	7,638.5	7,593.2
Total Capitalization	13,650.6	13,479.8
Current Liabilities
Current portion of long-term debt	530.5	542.1
Short-term borrowings	812.5	698.7
Accounts payable	714.4	619.0
Dividends payable	78.7	—
Customer deposits and credits	239.4	262.6
Taxes accrued	278.6	254.8
Interest accrued	75.3	136.4
Overrecovered gas and fuel costs	25.8	32.2
Exchange gas payable	143.1	186.4
Deferred revenue	7.9	18.5
Regulatory liabilities	79.1	60.2
Accrued liability for postretirement and postemployment benefits	6.2	6.2
Legal and environmental	25.5	32.3
Other accruals	323.8	329.0
Total Current Liabilities	3,340.8	3,178.4
Other Liabilities and Deferred Credits
Deferred income taxes	3,392.3	3,277.8
Deferred investment tax credits	20.0	20.9
Deferred credits	100.2	91.9
Noncurrent deferred revenue	21.8	17.1
Accrued liability for postretirement and postemployment benefits	508.1	527.5
Regulatory liabilities	1,677.6	1,669.8
Asset retirement obligations	176.5	174.4
Other noncurrent liabilities	219.4	216.3
Total Other Liabilities and Deferred Credits	6,115.9	5,995.7
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$23,107.3	$22,653.9

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Three Months Ended March 31, (in millions)	2014	2013
Operating Activities
Net Income	$266.2	$260.5
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	148.7	143.6
Net changes in price risk management assets and liabilities	0.8	0.5
Deferred income taxes and investment tax credits	148.9	117.1
Deferred revenue	1.8	(0.4)
Stock compensation expense and 401(k) profit sharing contribution	13.9	10.6
Gain on sale of assets	(15.7)	(0.2)
Income from unconsolidated affiliates	(9.6)	(7.3)
Gain on disposition of discontinued operations - net of taxes	—	(36.4)
Loss (Income) from discontinued operations - net of taxes	0.2	(8.1)
Amortization of debt related costs	2.4	2.3
AFUDC equity	(4.0)	(3.5)
Distributions of earnings received from equity investees	7.6	7.0
Changes in Assets and Liabilities:
Accounts receivable	(265.1)	(161.4)
Income tax receivable	0.9	50.4
Inventories	274.0	254.7
Accounts payable	126.5	25.4
Customer deposits and credits	(23.1)	(102.0)
Taxes accrued	19.3	28.1
Interest accrued	(61.1)	(65.5)
(Under)Overrecovered gas and fuel costs	(74.2)	69.3
Exchange gas receivable/payable	(134.2)	(89.8)
Other accruals	(30.1)	(26.6)
Prepayments and other current assets	4.5	(5.8)
Regulatory assets/liabilities	2.9	5.8
Postretirement and postemployment benefits	(19.3)	(36.8)
Deferred credits	8.4	7.7
Deferred charges and other noncurrent assets	(0.2)	(0.4)
Other noncurrent liabilities	4.0	(2.0)
Net Operating Activities from Continuing Operations	394.4	436.8
Net Operating Activities (used for) from Discontinued Operations	(0.4)	12.3
Net Cash Flows from Operating Activities	394.0	449.1
Investing Activities
Capital expenditures	(386.3)	(369.3)
Proceeds from disposition of assets	5.3	0.5
Restricted cash (deposits) withdrawals	(2.9)	23.6
Contributions to equity investees	(31.0)	(17.1)
Other investing activities	7.0	(5.3)
Net Investing Activities used for Continuing Operations	(407.9)	(367.6)
Net Investing Activities from Discontinued Operations	—	121.5
Net Cash Flows used for Investing Activities	(407.9)	(246.1)
Financing Activities
Repayments of long-term debt and capital lease obligations	(9.1)	(427.1)
Change in short-term borrowings, net	113.8	354.3
Issuance of common stock	8.9	17.2
Acquisition of treasury stock	(10.0)	(7.6)
Dividends paid - common stock	(78.5)	(74.7)
Net Cash Flows from (used for) Financing Activities	25.1	(137.9)
Change in cash and cash equivalents from (used for) continuing operations	11.6	(68.7)
Cash contributions (to) from discontinued operations	(0.4)	133.8
Cash and cash equivalents at beginning of period	26.8	36.3
Cash and Cash Equivalents at End of Period	$38.0	$101.4